                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. _____)


[X]         Filed by the Registrant
[ ]         Filed by a Party other than the Registrant

Check the appropriate box:

[ ]         Preliminary Proxy Statement
[ ]         Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
[X]         Definitive Proxy Statement
[ ]         Definitive Additional Materials
[ ]         Soliciting Material Pursuant to Section 240.14a-11(c) or Section
            240.14a-12

                               MACKIE DESIGNS INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      -------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)    Title of each class of securities to which transaction apples:______
            ____________________

     (2)    Aggregate number of securities to which transactions applies:_______
            ____________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            ____________________

     (4)    Proposed maximum aggregate value of transaction:_________________

     (5)    Total fee paid:_________________

[ ]         Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)    Amount Previously Paid:___________________________________________

     (2)    Form, Schedule or Registration Statement No.:_____________________

     (3)    Filing Party:_____________________________________________________

     (4)    Date Filed:_______________________________________________________

                                 [MACKIE LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 30, 1997



TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MACKIE DESIGNS INC., a Washington corporation (the "Company"), will be held on Wednesday, April 30, 1997, at 10:00 a.m., local time, at the Bellevue Club, 11200 S.E. Sixth Street, Bellevue, Washington, for the following purposes:

         1. To elect two directors to serve three-year terms and until their successors are elected.

         2. To approve amendments to the Company's Amended and Restated 1995 Stock Option Plan.

         3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1997.

         4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on March 14, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.


                                           By Order of the Board of Directors



                                           Greg C. Mackie
                                           President and Chief Executive Officer
Woodinville, Washington
March 28, 1997


                                    IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                               MACKIE DESIGNS INC.
                            16220 WOOD-RED ROAD, N.E.
                          WOODINVILLE, WASHINGTON 98072
                                 (206) 487-4333

                    ----------------------------------------


                                 PROXY STATEMENT

                    ----------------------------------------




                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Mackie Designs Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held Wednesday, April 30, 1997, at 10:00 a.m., local time, or at any postponement or adjournment thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at the Bellevue Club, 11200 S.E. Sixth Street, Bellevue, Washington (telephone number (206) 455-1616).

         These proxy solicitation materials will be mailed on or about March 28, 1997 to all shareholders entitled to vote at the Meeting.

RECORD DATE

         Shareholders of record of the Company's Common Stock at the close of business on March 14, 1997 are entitled to notice of, and to vote at, the Meeting. On March 14, 1997, 12,885,000 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING

         Holders of shares of Common Stock are entitled to one vote per share on all matters. A majority of the shares issued and outstanding as of March 14, 1997 must be present in person or represented by proxy at the Meeting for the transaction of business. Nominees for election of directors are elected by plurality vote of all votes cast at the Meeting. Approval of certain amendments to the Company's Amended and Restated 1995 Stock Option Plan and ratification of Ernst & Young LLP as the independent public accountants require the affirmative vote of a majority of the shares present at the Meeting in person or by proxy and entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting. Abstentions and broker non-votes (i.e., shares held by brokers that are present but not voted because the brokers were prohibited from exercising authority) are not counted and have no effect in determining whether a plurality exists with respect to a given nominee but do have the effect of a "no" vote in determining whether other proposals, including approval of certain amendments to the Company's Amended and Restated 1995 Stock Option Plan and ratification of appointment of Ernst & Young LLP, are approved.

SOLICITATION

         The Company bears the cost of soliciting proxies. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Proposals of shareholders that are intended to be presented by such shareholders at the Company's 1998 Annual Meeting must be received by the Company no later than November 28, 1997 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the Company shall have not less than three nor more than 10 directors, with the exact number set by the Board of Directors. The size of the Board of Directors is currently set at five directors.

         The directors of the Company are divided into three classes. One class of directors is elected each year and the members of such class will hold office for a three-year term and until their successors are duly elected and qualified or until their death, resignation or removal from office. Class 1 consists of Walter Goodman and David M. Tully, whose terms will expire at the 1999 Annual Meeting of Shareholders; Class 2 consists of Raymond B. Ferguson and C. Marcus Sorenson, whose terms will expire at the 1997 Annual Meeting of Shareholders; and Class 3 consists of Greg C. Mackie, whose term will expire at the 1998 Annual Meeting of Shareholders.

         At the Meeting, two Class 2 directors will be elected, each to serve a three-year term until the 2000 Annual Meeting and until their successors are elected and qualified. The nominees for Class 2 directors are Messrs. Ferguson and Sorenson (the "Nominees"), both of whom are currently members of the Board of Directors of the Company. The Board of Directors recommends a vote FOR both of the nominees. The persons named on the enclosed proxy (the proxy holders) will vote for election of the Nominees unless you have withheld authority for them to do so on your proxy card. If a Nominee is unable or declines for good cause to serve as a director at the time of the Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable and/or will decline to serve as a director. There is no cumulative voting for election of directors.

         The Company's directors, including the two Nominees, executive officers and key employees are as follows:

              NAME                    AGE                                   POSITION
--------------------------------   ----------   --------------------------------------------------------
NOMINEES:
    Raymond B. Ferguson(1)(2)(3)        51      Director (Class 2)
    C. Marcus Sorenson(3)               49      Director (Class 2)

CONTINUING DIRECTORS:
    Walter Goodman(1)(3)                73      Director (Class 1)
    Greg C. Mackie(1)(2)                47      President, Chief Executive Officer and Director (Class 3)
    David M. Tully(2)                   53      Secretary, Treasurer and Director (Class 1)

OTHER EXECUTIVE OFFICERS AND
KEY EMPLOYEES:
    Roy D. Wemyss                       46      Executive Vice President and Chief Operating Officer
    Thomas M. Elliott                   47      Vice President--Finance and Chief Financial Officer
    Ron M. Koliha                       46      Director of Marketing and Communications
    Patric L. Wiesmann                  35      Vice President--Marketing and Business Development
    David E. Firestone                  45      Vice President--Product Development
    Janet L. Narduzzi                   32      Vice President--Administration
    Calvin C. Perkins                   54      Vice President--Technologies

--------------------


(1)      Member of the Audit Committee
(2)      Member of the Compensation Committee
(3)      Member of the Option Committee


Nominees

         Raymond B. "Buck" Ferguson has been a director of the Company since March 1997. Since 1994, Mr. Ferguson has been a consultant regarding business and real estate matters. From 1983 to 1994, he held various positions at Microsoft Corporation, including Senior Director of Administration and Senior Director of Investor Relations. Mr. Ferguson received his J.D. degree from Duke University School of Law in 1970.

         C. Marcus Sorenson has been a director of the Company since 1990. Since 1975, he has been President and owner, together with his wife, Judith B. Sorenson, of C.M. Sorenson Company, Inc., dba Calwest Marketing South ("Calwest"), a manufacturers' representative and distributor of consumer and professional electronics which acted as the Company's exclusive representative for southern California and southern Nevada through January 1997. Mr. Sorenson is also a partner in Blackhurst-Sorenson Audio Group which has acted since January 1997 as the Company's exclusive representative for southern California and southern Nevada.

Continuing Directors

         Walter Goodman has been a director of the Company since 1995. Since 1993, Mr. Goodman has acted as consultant to companies in the audio industry. From 1967 to 1993, he held various positions with Harman International ("Harman"), an audio company that owns several of the Company's major competitors including Soundcraft Ltd., Allen & Heath Brenell Ltd., and DOD Electronics Corporation. Mr. Goodman was Chairman and Chief Executive Officer of Harman from 1977 to 1980 and was President of its International Division from 1972 to 1977 and from 1980 to 1993. Mr. Goodman served on the Board of Governors of the Electronic Industries Association from 1963 to 1980, was President of the Institute of High Fidelity from 1970 to 1972 and was inducted into the Audio Hall of Fame in 1979.

         Greg C. Mackie founded the Company in 1988 and since then has served as its President and Chief Executive Officer and as a director. From 1978 to 1985, he was President of Audio Control Corporation ("Audio Control"), a company he co-founded, which specialized in equalizers and analyzers for the home consumer electronics market. From 1970 to 1978, Mr. Mackie was President of Technical Audio Products Company

(TAPCO), also a company he co-founded, which is generally credited with pioneering the professional multi-channel live music mixer as a discrete product.

         David M. Tully has been Secretary, Treasurer and a director of the Company since its inception in 1988. From 1975 to 1994, Mr. Tully was the owner and President of Priebe Electronics, a major supplier of components to the Company and a division of Quadra Investment Ltd. He is currently President of SMB Corporation, a holding company.

Other Executive Officers and Key Employees

         Roy D. Wemyss was appointed Executive Vice President and Chief Operating Officer of the Company in March 1997; he served as the Company's interim Chief Operating Officer from November 1996 to March 1997. From 1993 to 1996, Mr. Wemyss was involved in several start-up operations, primarily engaged in product development. From 1990 to 1993, Mr. Wemyss served as Senior Vice President of James Hardie Building Boards Inc., a gypsum and fiber cement company. From 1987 to 1990, he served as James Hardie Gypsum Inc.'s Vice President--General Manager and, from 1985 to 1987, served as general manager of Norwest Gypsum. From 1983 to 1984, Mr. Wemyss was Financial Controller, then Production Manager, of Sauder Industries, Limited (Trufit Division). From 1972 to 1983, he was on the professional staff of Price Waterhouse at various international locations.

         Thomas M. Elliott served as Vice President--Strategic Planning and Chief Financial Officer of the Company from 1995 until February 1996 at which time he became Vice President--Finance and Chief Financial Officer. Mr. Elliott served as Chief Financial Officer for Pacer Corporation, an electronics manufacturing company that developed and sold point-of-sale equipment to the movie theater and stadium and arena market, from 1983 to 1991, when Pacer Corporation was acquired by Wembley PLC, an international company based in the United Kingdom. He remained with Wembley PLC and served as its Vice-President--Finance/Treasurer for U.S. operations from 1991 to 1994. Mr. Elliott is a Certified Public Accountant and received an M.B.A. from the University of Washington in 1978.

         Ron M. Koliha has been employed by the Company since 1992; he currently serves as Director of Marketing and Communications. From 1989 to 1992, he served as a marketing and advertising consultant to the Company. From 1984 to 1989, he was Communications Director of Rogersound Lab Inc., a consumer electronics retail chain. From 1980 to 1984, Mr. Koliha was Director of Marketing at Audio Control. Mr. Koliha has also been Assistant Creative Director and Senior Copywriter at several New York and Seattle advertising agencies and is the recipient of numerous advertising awards.

         Patric L. Wiesmann was appointed Vice President--Marketing and Business Development of the Company in January 1997. From 1992 to 1996, Mr. Wiesmann was Vice President of Sales & Marketing of Lang Manufacturing Company, a manufacturer of commercial and marine cooking equipment sold worldwide. From 1988 to 1992, Mr. Wiesmann was Regional Manager and Corporate Sales Manager of Baxter Healthcare Corporation and, from 1984 to 1988, was a regional manager and sales representative for American Hospital Supply Corporation.

         David E. Firestone served as Vice President--Sales and Marketing of the Company from 1992 until January 1997 at which time he was appointed Vice President--Product Development. From 1987 to 1992, he held sales and product development positions with JBL Professional, a subsidiary of Harman ("JBL"), and was Sales Manager for Audio Control from 1982 to 1987.

         Janet L. Narduzzi served as Vice President--Finance of the Company from 1994 until February 1996 at which time she became Vice President--Administration. From 1990 until 1994, she was Accounting Manager for the Company. From 1980 until 1990, Ms. Narduzzi was employed by Westermeyer Spray Service, an insect and plant disease control company, where her last position was Accounting/Operations Manager.

         Calvin C. Perkins joined the Company in January 1996 and was appointed Vice President--Technologies in January 1997. From 1989 to 1995, he held several management and engineering positions with JBL. From 1980 to 1989, Mr. Perkins designed professional sound equipment at Fender Musical Instruments and, from 1978 to 1980, was an engineering manager at Biamp Systems. Prior to 1980, Mr. Perkins held various positions at Northwest Sound, Marantz Corporation and JBL. Mr. Perkins received a B.S. degree in Electrical Engineering from California Polytechnic College.

BOARD MEETINGS, NOMINATIONS BY SHAREHOLDERS AND COMMITTEES

         The Board of Directors of the Company held a total of six meetings during the year ended December 31, 1996.

         The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the meeting was mailed or such public disclosure was made. Public disclosure of the date of the Meeting was made in a press release on February 19, 1997. A shareholder's notice of nomination must also set forth certain information specified in Section 2.3.2 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

         The Company's Board of Directors currently has an Audit Committee, a Compensation Committee and an Option Committee. The Audit Committee recommends engagement of the Company's independent certified public accountants, reviews the scope of the audit, considers comments made by the independent certified public accountants with respect to accounting procedures and internal controls and the consideration given thereto by management, and reviews internal accounting procedures and controls with the Company's financial and accounting staff; the Audit Committee, which currently consists of Messrs. Ferguson, Goodman and Mackie, held one meeting in 1996. The Compensation Committee reviews executive compensation and establishes executive compensation levels; the Compensation Committee, which currently consists of Messrs. Ferguson, Mackie and Tully, met once in 1996. The Option Committee administers the Company's Amended and Restated 1995 Stock Option Plan and currently consists of Messrs. Ferguson, Goodman and Sorenson; during 1996, the Option Committee held five meetings.

         During 1996, no director attended fewer than 75% of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board of Directors on which such director served (during the period he served).

DIRECTOR COMPENSATION

         For serving as directors of the Company, each director who is not an employee of the Company ("Outside Director") is paid (i) an annual fee of $7,500, payable in quarterly payments of $1,875; (ii) a $1,000 fee for each Board meeting attended in person ($500 if attended by telephone); and (iii) a $500 fee for each Board committee meeting attended in person ($250 if attended by telephone). The Company also reimburses travel and lodging expenses incurred in connection with attending meetings of the Board and its committees. In addition, each newly appointed Outside Director is entitled to receive 10,000 non-qualified stock options pursuant to the terms of the Company's Amended and Restated 1995 Stock Option Plan.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executives") during the year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                       ANNUAL COMPENSATION              COMPENSATION
                                       --------------------------------------------   -----------------

                                                                                           AWARDS
                                                                                      -----------------

                                                                      OTHER ANNUAL          SHARES
NAME AND PRINCIPAL POSITION             YEAR     SALARY     BONUS     COMPENSATION(1) UNDERLYING OPTIONS
-----------------------------------------------------------------------------------   -----------------
Greg C. Mackie                          1995     $  91,999   $254,805        --                   --
     President and Chief Executive      1996       175,000    200,732        --                   --
     Officer
Corey D. Rivers(2)                      1995        75,000    175,562      $500              273,500
     Executive Vice President and       1996        95,192    142,084        --                   --
     Chief Operating Officer
Thomas M. Elliott(3)                    1995        85,902     15,520        --               99,100
     Vice President--Finance and        1996        90,000     77,794       500                   --
     Chief Financial Officer
David E. Firestone                      1995        85,000     75,631       500              140,500
     Vice President--New Product        1996        90,000     75,691       500                   --
     Development
Angela M. Rivers                        1995        56,500     75,631        --              211,800
     Vice President--Manufacturing      1996        86,570     66,742        --                   --
     and Human Resources
Janet L.  Narduzzi                      1995        47,500     82,673        --              211,800
     Vice President--Administration     1996        70,000     71,983        --                   --


--------------------

 (1) Other Annual Compensation consists of matching contributions made by the Company on behalf of each of the named individuals under its 401(k) profit-sharing plan. Salary deferrals into the 401(k) plan are included in the Salary column.
 (2) Mr. Rivers resigned from the Company in 1996 and has since acted as a consultant to the Company. Mr. Rivers's 1996 salary includes $1,442 in consulting fees.
 (3)    Mr. Elliott joined the Company in February 1995.


         During the year ended December 31, 1996, no stock options were granted to the Named Executives to purchase shares of Common Stock of the Company.

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table provides information with respect to the Named Executives concerning the exercise of options during the last fiscal year and unexercised options held as of December 31, 1996.

                                                       NUMBER OF SHARES
                                                    UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                                      OPTIONS AT FY-END           MONEY OPTIONS AT FY-END(1)
                                                  ------------------------        ---------------------------
                    SHARES ACQUIRED    VALUE
       NAME           ON EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------  ---------------  ----------   -----------    -------------    -----------    -------------
Greg C. Mackie            --            --           --             --              --              --
Corey D. Rivers           --            --          237,500         --            $ 225,625         --
Thomas M. Elliott         --            --           99,100         --               94,145         --
David E. Firestone        --            --          140,500         --              133,475         --
Angela M. Rivers          --            --          211,800         --              201,210         --
Janet L. Narduzzi       10,000        $ 55,500      201,800         --              191,700         --

----------------


 (1) Amounts reflected are based upon the market value of the Common Stock as of December 31, 1996 ($6.50) minus the exercise price ($5.55), multiplied by the number of shares underlying the options.



            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

EXECUTIVE COMPENSATION PHILOSOPHY

         The Compensation Committee of the Board of Directors, composed of Raymond B. Ferguson, Greg C. Mackie and David M. Tully, is responsible for setting and administering the policies and programs that govern compensation for the executive officers of the Company. The Board of Directors' Option Committee ("Option Committee"), composed of Raymond B. Ferguson and Walter Goodman, administers the Company's Amended and Restated 1995 Stock Option Plan (the "Option Plan"). The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between compensation and corporate performance, while at the same time attracting, motivating and retaining executive officers.

         The key components of the Company's compensation program are base salary and monthly and quarterly cash bonuses, as well as potential long-term compensation through stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation Committee reviews executive compensation on an annual basis, or more often if necessary, and determines, subject to the Board's approval, base salary and cash bonuses for executive officers. The Option Committee makes all decisions with respect to stock option grants.

MANAGEMENT INCENTIVE PLAN

         The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be a function of the Company's performance. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, the Compensation Committee has established and administers the Company's Management Incentive Plan (the "Management Incentive Plan"), a bonus program based on the Company's

--------

 * The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

achievement of certain earnings criteria which is available to executive officers and key employees the Committee designates from time to time. Each participant is entitled to receive a percentage of both monthly and quarterly bonus pools, with each individual percentage established by the Compensation Committee. The Management Incentive Plan shall continue from year to year until terminated by the Board of Directors.

         For 1996, the Compensation Committee set the monthly bonus pool at 4% of the Company's post-bonus operating income up to a maximum amount each month. In addition, quarterly bonuses were paid if the Company achieved post-bonus operating income of certain minimum amounts in each quarter of 1996. In 1996, monthly and quarterly bonuses aggregating $774,045 were paid to nine executive officers of the Company and one key employee; $234,999 of that amount was for services rendered during 1995.

         For 1997, the Compensation Committee has not yet set the monthly bonus pool or the minimum amounts of quarterly operating income for determining quarterly bonuses.

EQUITY PARTICIPATION

         The Company uses stock options granted under its Option Plan both to reward past performance and to motivate future performance, especially long-term performance. The Compensation Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value. Stock options under the Option Plan have a term of 10 years and generally vest 25% per year, beginning on the first anniversary date of the grant. Under the Option Plan as it is proposed to be amended at the 1997 Annual Meeting, a maximum of 3,000,000 shares of the Company's Common Stock may be issued.

         The stock options provide value to the recipients only when the market price of the Company's Common Stock increases above the option grant price and only as the shares vest and become exercisable. While option grants are made by the Option Committee, the Compensation Committee considers these grants in making its cash compensation decisions.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer's compensation is set using the Compensation Committee's general philosophy as described above and consequently is subject in large part to the Company's performance. In 1996, Mr. Mackie received a base salary of $175,000 and bonuses totaling $200,732 pursuant to the bonus programs described above. He received no stock option grants in 1996.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets certain exceptions to the general rule. Compensation paid by the Company to each of its executive officers in 1996 was well below $1 million, and therefore Section 162(m) did not affect the tax deductions available to the Company. The Committee will continue to monitor the applicability of the section to the Company's compensation programs and will determine at a later date what actions, if any, the Company should take to qualify for available tax deductions.

                                                     COMPENSATION COMMITTEE

                                                     Raymond B. Ferguson
                                                     Greg C. Mackie
                                                     David M. Tully

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Since its formation in October 1995, the Compensation Committee has consisted of Greg C. Mackie, David M. Tully and a third outside director. Mr. Mackie is President and Chief Executive Officer of the Company and Mr. Tully is its Secretary/Treasurer. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.


                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 31, 1997, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's Named Executives,
(iii) each director and (iv) all current executive officers and directors as a group.

                                                          SHARES            PERCENT OF OUTSTANDING
DIRECTORS, NAMED EXECUTIVES AND 5% SHAREHOLDERS     BENEFICIALLY OWNED(1)   SHARES BENEFICIALLY OWNED
--------------------------------------------------  ------------------      -------------------------
Greg C. Mackie(2)(3)                                       5,310,000                   41.2%
C. Marcus Sorenson and Judith B. Sorenson(2)(4)            2,550,000                   19.8%
David M. Tully(2)(5)                                       2,431,500                   18.9%
Corey D. Rivers(6)                                           449,300                    3.4%
Angela M. Rivers(7)                                          449,300                    3.4%
Janet L. Narduzzi(8)                                         201,800                    1.5%
David E. Firestone(8)                                        140,500                    1.1%
Thomas M. Elliott(9)                                          99,100                     *
Walter Goodman(10)                                            37,500                     *
Raymond B. Ferguson(11)                                        8,000                     *
All directors and executive officers as a group           10,790,900                   80.9%
     (eleven persons)(12)

---------------------

*  Less than 1%.

 (1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of January 31, 1997, the date of this table, upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by another person) and that are exercisable within 60 days of January 31, 1997 have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
 (2) The address of the shareholder is care of Mackie Designs Inc., 16220 Wood-Red Road, N.E., Woodinville, Washington 98072.
 (3) Includes 232,200 shares held by four trusts for the benefit of Mr. Mackie's immediate family. Mr. Mackie serves as trustee of each of these trusts.
 (4) C. Marcus Sorenson and Judith B. Sorenson are husband and wife. Includes 480,000 shares held by six trusts for the benefit of the Sorensons' children and grandchildren. The Sorensons serve as co-trustees of each of these trusts. Mrs. Sorenson has granted Mr. Sorenson a proxy to vote the 2,020,000 shares they jointly own, which proxy expires in July 2000 or upon earlier revocation by Mrs. Sorenson.

 (5) Includes 400,000 shares held by two trusts for the benefit of Mr. Tully's children. Mr. Tully serves as trustee of both of these trusts.
 (6) Consists of shares subject to options exercisable within 60 days of January 31, 1997, including options held by Mr. Rivers's wife, Angela M. Rivers. Mr. Rivers resigned from the Company in October 1996.
 (7) Consists of shares subject to options exercisable within 60 days of January 31, 1997, including options held by Ms. Rivers's husband, Corey D. Rivers.
 (8) Consists of shares subject to options exercisable within 60 days of January 31, 1997.
 (9) Consists of shares subject to options exercisable within 60 days of January 31, 1997.
 (10) Includes 2,500 shares subject to options exercisable within 60 days of January 31, 1997.
 (11) Consists of shares held jointly with Mr. Ferguson's wife.
 (12) Includes 456,400 shares subject to options exercisable within 60 days of January 31, 1997.


                              CERTAIN TRANSACTIONS

         C.M. Sorenson Company, Inc. dba Calwest Marketing South ("Calwest"), a company owned by C. Marcus Sorenson and his wife, Judith B. Sorenson, acted as the Company's exclusive manufacturers' representative for southern California and southern Nevada in 1996. Calwest received payments from the Company pursuant to this arrangement of $368,689 in 1996.

         In December 1994, the Company entered into a lease with Mackie Holdings, L.L.C. ("Mackie Holdings"), a limited liability company beneficially owned by Greg C. Mackie, C. Marcus Sorenson, Judith B. Sorenson and David M. Tully, that expires December 31, 2004 for office and manufacturing facilities. The monthly rent under this lease is $56,613, adjusted annually for changes in the consumer price index. Taxes, insurance, utilities and maintenance are the responsibility of the Company. During 1996, Mackie Holdings was paid a total of $685,118 in rent pursuant to this lease. The Company believes that the lease is on terms at least as favorable to the Company as might have been obtained from unaffiliated parties.

                                PERFORMANCE GRAPH


         The following graph compares the cumulative total shareholder return for the Company's stock at December 31, 1996 since August 18, 1995 (the date on which the Company's stock was first traded on the Nasdaq National Market System after its initial public offering) to the cumulative return over such period of
(i) the Total Return Index of the Nasdaq Stock Market - US and (ii) the Total Return Index of the Nasdaq Stock Market - Electronic Components. The graph assumes that on August 18, 1995 $100 was invested in the Common Stock of the Company and in each of the comparative indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                                  [LINE GRAPH]


                                      8/18/95      9/30/95      12/31/95      3/31/96      6/30/96      9/30/96      12/31/96
                                    --------------------------------------------------------------------------------------------


MACKIE DESIGNS INC..............      $100.00     $ 101.75       $ 78.95      $ 74.56      $ 78.95      $ 57.02       $ 45.61

NASDAQ - US.....................       100.00       101.20        102.43       107.22       115.97       120.10        126.00

NASDAQ - ELECTRONIC COMPONENTS..       100.00        95.11         82.21        81.70        93.33       113.11        142.10




      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Under the securities laws of the United States, the Company's directors, its officers and any persons holding more than 10% of the Company's Common Stock must report their initial ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established, and the Company must disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 1996. The Company believes that all of these filing requirements have been satisfied except Form 3s were not filed by Tami L. Pereira, Stephen J. Ripp and Richard M. Rosenzweig, former officers of the Company. In making this statement the Company has relied solely on written representations of its directors and officers and any 10% holders and copies of the reports that they filed with the SEC.

                                 PROPOSAL NO. 2

                     APPROVAL OF AMENDMENTS TO THE COMPANY'S
                   AMENDED AND RESTATED 1995 STOCK OPTION PLAN

BACKGROUND

         The Amended and Restated 1995 Stock Option Plan (the "Plan") was originally adopted by the Board of Directors and approved by the shareholders of the Company in April 1995 and later amended and restated by the Board of Directors in September 1996. The Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a qualified pension, profit sharing or bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         The Plan currently provides for the grant of options to purchase up to 2,500,000 shares of the Company's Common Stock to eligible participants. On December 31, 1996, options to purchase 2,036,700 shares were outstanding under the Plan, 1,759,700 of which were immediately exercisable, and options to purchase 453,300 shares remained available for grant. The exercise prices of the outstanding options ranged from $5.55 to $13.88 per share. On December 31, 1996, approximately 25 employees were eligible to receive options granted under the Plan. On March 17, 1997, the closing market price of the Company's Common Stock was $7.50.

AMENDMENTS

         Subject to shareholder approval, the Board of Directors approved the following amendments to the Plan in September 1996 (the "Amendments"):

         1. The group eligible to participate in the Plan, which had been limited to directors (including directors who are not employees), officers and other key employees of the Company, has been expanded to include selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company.

         2. The number of shares of Common Stock of the Company issuable under the Plan has been increased from 2,500,000 to 3,000,000 shares.

         The Board of Directors believes that the Amendments promote the interests of the Company and its shareholders by assisting the Company in attracting, retaining and motivating its key employees and motivating certain non-employees. The Board of Directors recommends a vote FOR the Amendments.

WHO MAY PARTICIPATE IN THE PLAN

         Directors (including directors who are not employees), officers and other key employees of the Company are currently eligible to receive options under the Plan. The Company has not developed any performance formulas or measurements for determining to whom it should grant options.

         An option granted under the Plan may be either an "incentive stock option," as defined in Section 422 of the Code ("ISO"), or a non-statutory stock option ("NSO"). ISOs may be granted only to employees of the Company and are subject to the following limitations, in addition to restrictions applicable to all stock options under the Plan:

         (1) An ISO may not be granted to an employee who at the time of grant owns in excess of 10% of the outstanding Common Stock of the Company, unless the exercise price under the option is at least 110% of the fair market value of the stock subject to the option as of the date of grant of the option and the option term is no more than five years.

         (2) The aggregate fair market value (determined as of the time the option is granted) of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company) will not exceed $100,000.

Options that do not meet the above qualifications will be treated as NSOs. The option price of ISOs will not be less than 100% of the fair market value of such shares on the date the option is granted.

EXERCISE OF OPTIONS

         No option shall be exercisable until it has vested. The Plan Administrator has the power to set the vesting schedule for each option. Unless the option agreement executed by the optionee expressly otherwise provides, the option shall vest on a cumulative basis as to one-quarter of the total number of shares covered thereby on each of the first, second, third and fourth anniversary dates of the date of the grant of the option. No option shall be exercisable after the expiration of 10 years from the date it is granted, except in the case of an ISO granted to a 10% shareholder (in which event the option must be exercised within five years). An ISO is not exercisable prior to the expiration of 12 months from the date it is granted.

         To the extent the right to purchase shares has accrued under the option, the option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by the payment in full of the option price of such number of shares, such payment to be made in cash or, upon approval of the Plan Administrator, by (i) delivering shares previously held by the option holders, (ii) executing a promissory note in a form approved by the Plan Administrator, (iii) directing the Company to withhold shares otherwise issuable upon exercise of the option, or (iv) delivering an irrevocable election to a broker directing the broker to use the proceeds of the sale of the shares to pay the purchase price.

         If any option expires or terminates before being exercised in full or in part, the shares not acquired upon exercise of that option may be made subject to additional options granted under the Plan.

DURATION OF OPTIONS

         Vested options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the option, as designated by the Plan Administrator; (ii) the date of an optionee's termination of employment with the Company or any related corporation for cause (as determined in the sole discretion of the Plan Administrator);
(iii) the expiration of 90 days from the date of an optionee's termination of employment with the Company or any related corporation for any reason whatsoever other than cause, death or disability unless the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the option; or (iv) the expiration of one year from the date of death of the optionee or cessation of an optionee's employment by reason of disability unless the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the option.

ASSIGNMENT

         During the lifetime of the optionee, the option will be exercisable only by the optionee and will not be assignable or transferable, except that the Plan Administrator may, in its discretion, authorize the transfer of NSOs by gift to members of the optionee's family or trusts or partnerships for the exclusive benefit of the family members, or to charitable organizations.

DURATION OF THE PLAN AND AMENDMENT

         Options may be granted under the Plan from time to time until April 3, 2005. The Board may at any time terminate or amend the Plan, provided that any modification that materially increases the benefits accruing to participants or the number of shares that may be issued under the Plan, or materially modifies the requirements as to eligibility for participation in the Plan, will become effective only upon approval of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state of Washington.

CHANGE IN CONTROL

         The Plan provides that upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which shareholders of the Company receive cash, stock or other property, any option granted under the Plan shall terminate, but the optionee shall have the right immediately prior to such event to exercise such option, in whole or part, to the extent the vesting requirements set forth in his or her option agreement have been satisfied, unless stated otherwise in his or her option agreement. Upon such event, if the shareholders of the Company receive capital stock of another corporation, all options granted under the Plan shall be converted into options to purchase shares of such other corporation unless the Company and the corporation issuing exchange shares determine in their sole discretion that any or all such options shall not be converted but instead shall terminate and the optionee shall have the right to exercise such option immediately prior to consummation of the exchange. In the event of a "change in control" of the Company, any options or portions of options outstanding as the date of such event that are not yet fully vested shall become immediately exercisable in full. "Change in control" is defined in the Plan as (i) an extraordinary event, such as certain mergers or consolidations, a transfer of substantially all of the Company's assets or adoption of a plan or proposal for liquidation or dissolution of the Company, (ii) an acquisition by any person of shares of common stock or securities convertible into common stock if after the acquisition the person beneficially owned at least 20% of the combined voting power of the Company's then outstanding securities, or (iii) a change in the Board of Director in which the current members of the Board (the "Continuing Directors") cease to constitute at least a majority of the Board provided that any person becoming a director whose nomination for election was approved by a majority of the Continuing Directors (other than a nomination of an individual who assumed office in connection with an actual threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act of 1934) shall be deemed to be a Continuing Director.

ADMINISTRATION OF THE PLAN

         The Plan is administered by the Plan Administrator which is a committee of the Board of Directors consisting of two non-employee directors appointed by the Board; non-employee directors are defined as members of the Board of Directors who are not officers of the Company or its affiliates, do not receive compensation for services other than as a director in an amount in excess of $60,000 annually, and do not have an interest in certain transactions or are not otherwise engaged in certain business relationships with the Company or its affiliates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following summary discusses certain of the federal income tax consequences associated with (i) the grant of a stock option under the Plan,
(ii) the exercise of such option and (ii) the disposition of shares received upon the exercise of an option. This description of tax consequences is based upon present federal tax laws and regulations, but does not purport to be a complete description of the federal income tax consequences applicable to an optionee under the Plan.

Non-Statutory Stock Options

         The grant of an NSO (including any option exceeding the limitations on ISOs described above) to an optionee will not be a taxable event so long as the option does not have a readily ascertainable fair market value. Options granted pursuant to the Plan should not have a readily ascertainable fair market value because they are not actively traded on an established securities market, are not transferable, are not immediately exercisable in full upon grant and have more than a nominal exercise price. Accordingly, the optionee will not be subject to any income tax consequences with respect to such option unless and until the option is exercised.

         Upon the exercise of an NSO, the optionee generally must recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise. However, if the Common Stock received by the optionee is not vested (that is, the optionee's right to enjoy the full benefits of ownership of the Common Stock is conditioned on rendering further services or is subject to other restrictions that constitute a substantial risk of forfeiture), then the optionee would not be required to include such

"spread" in income upon exercise, unless the optionee elected to do so under the special, but somewhat complicated, rules of Section 83(b) of the Code.

         The amount and character of any gain or loss realized on a subsequent disposition of Common Stock by the optionee generally would depend on, among other things, whether such disposition occurred before or after such Common Stock vested, whether an election under Code Section 83(b) with respect to such shares had been made, and the length of time such shares were held by the employee.

Incentive Stock Options

         There are no federal income tax consequences associated with the grant of an ISO to an employee. However, in contrast to the exercise of an NSO, the exercise of an ISO will not cause an employee to recognize taxable income for regular income tax purposes (although the employee could be subject to an alternative minimum tax liability as described below). If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized by the optionee on the subsequent sale or exchange of such shares generally would be treated as long-term capital gain. If the shares are sold or otherwise disposed of prior to the expiration of such periods (a "disqualifying disposition"), then a portion of any gain recognized by the employee which would otherwise be characterized as capital gain would instead be taxable as ordinary compensation income. The amount of such gain which would be characterized as ordinary income would not exceed an amount equal to the excess of (i) the fair market value of such shares as of the date the option was exercised over (ii) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

         Upon exercise of an ISO by an employee, the alternative minimum taxable income of such employee must be determined as if such ISO were an NSO. Accordingly, such employee will be required to include as alternative minimum taxable income the excess (if any) of the value of the shares received upon exercise as of the date such shares are vested over the amount paid for such shares. Such employee would then be required to pay the greater of such employee's regular or alternative minimum tax liability computed with respect to such year.

Compensation Deduction

         To the extent compensation income is recognized by an optionee in connection with the exercise of an NSO or a "disqualifying disposition" of stock obtained upon exercise of an ISO, the Company generally would be entitled to a matching compensation deduction (assuming the withholding requirements are satisfied).


                                 PROPOSAL NO. 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997, and recommends that shareholders vote FOR ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement and to respond to appropriate questions.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                             ADDITIONAL INFORMATION

         A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1996 is available without charge upon written request to: Corporate Secretary, Mackie Designs Inc., 16220 Wood-Red Road, N.E., Woodinville, Washington 98072.

                                    By Order of the Board of Directors


                                    Greg C. Mackie
                                    President and Chief Executive Officer

Woodinville, Washington
March 28, 1997

                               MACKIE DESIGNS INC.                        PROXY

                           16220 WOOD-RED ROAD, N.E.
                          WOODINVILLE, WASHINGTON 98072

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS, APRIL 30, 1997

     The undersigned hereby appoints Greg C. Mackie and David M. Tully, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of the Shareholders of the Company to be held on April 30, 1997, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

1.     Election of the following nominees for Directors: Raymond B. Ferguson and
       C. Marcus Sorenson.

                (THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR")

      [ ] FOR both nominees      [ ] WITHHOLD AUTHORITY to vote
          listed above               for both nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below.

             -------------------------------------------------------------------

2. To approve amendments to the Company's Amended and Restated 1995 Stock Option Plan.

                (THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR")

        FOR [ ]                AGAINST [ ]                  ABSTAIN [ ]

                          (Continued and to be dated and signed on reverse side)


[FRONT]
--------------------------------------------------------------------------------






3. Ratification of the selection of Ernst & Young, LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997.

                (THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR")

       FOR [ ]                AGAINST [ ]                  ABSTAIN [ ]

       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

       This proxy when properly executed will be voted in the manner directed herein by the undersigned holder.

       If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

       Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                    ____________________________________________
                                    Signature
                                    ____________________________________________
                                    Signature if held jointly
                                    Dated:_______________________________, 1997
                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    PROMPTLY USING THE ENCLOSED ENVELOPE


[BACK]

                              MACKIE DESIGNS INC.

                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN


         1.      PURPOSES.   The purposes of this Mackie Designs Inc. Amended
                 and Restated 1995 Stock Option Plan ("Plan") are to:

                 1.1 Closely associate interests of the management of Mackie Designs Inc. ("Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains;

                 1.2 Provide management with an equity ownership in the Company commensurate with the Company's performance as reflected in increased value of its common shares;

                 1.3      Maintain competitive compensation levels;

                 1.4 Provide a means whereby the Company can continue to attract, motivate, and retain key employees who can contribute materially to the Company's growth and success; and

                 1.5 Provide a means whereby the Company can continue to attract, motivate and retain the services of selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company.

         2. ADMINISTRATION. This Plan shall be administered by the Board of Directors of the Company ("Board") or, in the event the Board shall appoint and/or authorize a committee to administer this Plan, by a committee of the Board consisting of at least two (2) non-employee directors ("Committee"). The administrator of this Plan, whether the Board or Committee, shall hereinafter be referred to as the "Plan Administrator." The Plan Administrator shall administer the Plan in accordance with the following:

                 2.1      Incapacity of Plan Administrator.   No member of the
         Board or the Committee shall vote with respect to the granting of an option created under this Plan ("Option(s)") to himself or herself. Any Option granted to a director for his or her services as such shall not be effective until approved by the full Board.

                 2.2      Registration Under The Securities Act.   If the
         Company registers any of its equity securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act") and any officers or directors are eligible to receive Options, the following provisions shall apply to the administration of this Plan with respect to grants made to directors, officers or other Optionees (as hereinafter defined) affected by Section 16(b) of the Exchange Act. The Plan Administrator shall be constituted at all times so as to meet the requirements of Section 16(b) of the Exchange Act, as amended from time to time. The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, may be filled by the Board. Currently, the Plan Administrator is a Committee, of which all members are disinterested. If, at any time, an insufficient number of disinterested non-employee directors is available to serve on such committee, interested non-employee directors may serve on the committee; however, during such time, no Options shall be granted to any person if the granting of such Option would not meet the requirements of Section 16(b) of the Exchange Act. For purposes of this Section 2, a disinterested director shall be a member of the Board who meets the definition of "disinterested person" as set forth in the rules and regulations promulgated under Section 16(b) of the Exchange Act, as amended from time to time (the "16(b) Rules"). Currently, a disinterested director for purposes of this
         Section 2 is a member of the Board who for one (1) year prior to service as an administrator of this Plan has not been (and during service as a Plan Administrator, will not be) granted or awarded equity securities, including options for equity securities pursuant to this Plan or any other plan of the Company or its affiliates, except for certain exclusions described in Rule 16b-3. For purposes of this
         Section 2, a non-employee director shall be a member of the Board who meets the definition of "non-employee director" as set forth in the 16(b) Rules. Currently, a non-employee director is a member of the Board who (i) is not currently an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act (("S-K"); (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(b) of S-K; and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of S-K.

                 2.3      Procedures.   The Board may designate one of the
         members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

                 2.4      Responsibilities.   Except for the terms and
         conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the Options, including selection of the individuals to be granted Options, the number of shares to be subject to each Option, the exercise price for such Option ("Exercise Price"), and all other terms and conditions of the Options. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any Option, or of any rule or regulation promulgated in connection with this Plan, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations issued thereunder, and any amendment or successor sections or regulations.

                 2.5      Section 16(b) Compliance and Bifurcation of Plan.
         If the Company registers any of its equity securities pursuant to Sections 12(b) and 12(g) of the Exchange Act, it is the intention of the Company that this Plan then comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void. In all events, the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to
         Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

         3.      STOCK SUBJECT TO THIS PLAN.   The stock subject to this Plan
shall be the Company's common stock ("Common Stock"). The Company shall have authorized and have in reserve for issuance at the time of exercise of any Option a sufficient number of shares of Common Stock to meet the Company's obligation. The maximum number of shares of Common Stock which may be issued under the Plan shall be three million (3,000,000). If any Option expires or is surrendered, exchanged for another Option, cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for purposes of this Plan, including for replacement Options which may be granted in exchange for such expired, exchanged, surrendered, cancelled or terminated Options.

         4.      ELIGIBILITY.   An incentive stock option in accordance with
Section 422 of the Code ("Incentive Option") may be granted only to an individual who, at the time the option is granted, is an employee of the Company and who the Plan Administrator may from time to time select for participation in this Plan. Members of the Board shall not be eligible for grants of Incentive Options unless they are also employees of the Company. At the discretion of the Plan Administrator, employees, officers, directors of the Company (including non-employee directors), selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company also may receive stock options which are not qualified under Section 422 of the Code ("Nonqualified Option") (Qualified and Nonqualified Options are included collectively within the term "Options" as used in this Plan). Any party to whom an Option is granted shall be referred to as an "Optionee."

         5.      TERMS AND CONDITIONS OF OPTIONS.   Options granted under this
Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, Option agreements shall include or incorporate by reference the following terms and conditions:

                 5.1      Number of Shares.   Each Option agreement shall state
         the number of shares of stock subject to the Option;

                 5.2      Option Price.   The Option agreement shall state the
         Exercise Price per share, and the Plan Administrator shall act in good faith to establish the Exercise Price as follows:

                          5.2.1   Incentive Options.   Subject to subsection
                 5.2.3, the Exercise Price of Incentive Options shall be not less than the fair market value per share of the Common Stock at the time the Incentive Option is granted;

                          5.2.2   Incentive Options to Greater than 10%
                 Shareholders.   With respect to Incentive Options granted to
                 shareholders then holding greater than ten percent (10%) of the then-issued and outstanding shares of voting stock of the Company, the Exercise Price shall be as required by Section 6;

                          5.2.3   Fair Market Value.   With respect to
                 Incentive Options, the fair market value per share of the Common Stock shall be determined by the Plan Administrator in good faith at the time the Incentive Option is granted.

                          5.2.4   Nonqualified Options.   The Exercise Price of
                 Nonqualified Options shall be as is determined by the Plan Administrator in good faith at the time of their issuance.

                 5.3 Term, Maturity and Vesting. Subject to the restrictions contained in Sections 5.8 and 6, the term of each Incentive Option shall be ten (10) years from the date it is granted unless a shorter period of time is established by the Plan Administrator, but in no event shall the term of any Incentive Option exceed ten (10) years. The term of each Nonqualified Option shall also be ten (10) years from the date it is granted unless a shorter period of time is established by the Plan Administrator. The Plan Administrator shall specify which Options granted hereunder are Incentive Options and which are Nonqualified Options.

                 No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant; provided, that if no vesting schedule is specified at the time of grant, the Option shall vest according to the following schedule:

                          NUMBER OF YEARS                     PERCENTAGE OF
                      FOLLOWING DATE OF GRANT              TOTAL OPTION VESTED
                      -----------------------              -------------------
                                One                                 25%
                                Two                                 50%
                               Three                                75%
                               Four                                100%


                 The Plan Administrator may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a related corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An option which is exercisable (in whole or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee and the Company by the Plan Administrator that the performance objective has been achieved.

                 5.4      Exercise.   Subject to the limitations on exercise
         described in subsection 5.3 above and any additional holding period required by applicable law, each Option may be exercised in whole or in part; provided, however, that only whole shares will be issued pursuant to the exercise of any Option. During an Optionee's lifetime, any Options granted under this

         Plan are personal to him or her and are exercisable solely by such Optionee. Options shall be exercised by delivery to the Company of a written notice of the number of shares with respect to which the Option is to be exercised, together with payment of the Exercise Price in accordance with Section 5.5.

                 5.5      Payment of Exercise Price.   Payment of the Exercise
         Price shall be made in full at the time the written notice of exercise of an Option is delivered to the Company, and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased. The Plan Administrator can determine in its discretion (i) at the time an Incentive Option is granted, or (ii) at any time before exercise of Nonqualified Options, that additional forms of payment will be permitted, including installment payments on such terms and over such period as the Plan Administrator may determine. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

                          5.5.1   Delivery of Common Stock.   Delivery of
                 shares of Common Stock held by an Optionee having a fair market value equal to the Exercise Price, such fair market value to be determined in good faith by the Plan
                 Administrator;

                          5.5.2   Delivery of Promissory Note.   Delivery of a
                 full-recourse promissory note executed by the Optionee; provided that (i) such note if delivered in connection with an Incentive Option shall, and such note if delivered in connection with a Nonqualified Option may, bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes; (ii) the Plan Administrator shall specify the term and other provisions of such note at the time an Incentive Option is granted or at any time prior to exercise of a Nonqualified Option; (iii) the Plan Administrator may require that the Optionee pledge the Optionee's shares to the Company for the purpose of securing the payment of such note, and may require that the certificate representing such shares be held in escrow to perfect the Company's security interest; (iv) the note provides that ninety (90) days following the Optionee's termination of employment with the Company or a related Corporation, the entire outstanding balance under the note shall become due and payable, if not previously due and payable; and (v) the Plan Administrator in its sole discretion may at any time after granting an Option restrict or rescind the right to pay using a promissory note upon written notification to any Optionee;

                          5.5.3   Delivery of Sale Proceeds.   Delivery of a
                 properly executed written exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise; provided, that the Plan Administrator may at any time determine that this section 5.5.3, to the extent the instructions to the broker call for an immediate sale of the shares, shall not be available to any Optionee who is subject to Section 16(b) of the Exchange Act if such transaction would result in a violation of Section 16(b), or if such Optionee is not an employee at the time of exercise;

                          5.5.4   Delivery of Withholding Notice.   Delivery of
                 a properly executed written exercise notice together with instructions to the Company to withhold upon exercise, from the shares that would otherwise be issued, that number of shares having a fair market value equal to the Exercise Price.

                 5.6      Withholding Tax Requirement.   The Company or any
         related entity shall have the right to retain and withhold from any payment of cash or Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company, and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu of such withholding or reimbursement, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. If required by Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares held by any person who at the time of exercise is subject to Section 16(b) of the Exchange Act, shall be made during the quarterly 10-day window period required under
         Section 16(b) of the Exchange Act for exercises of stock appreciation rights.

                 5.7      Non-assignability of Option.   Options and the rights
         and privileges conferred by this Plan shall not be transferred, assigned or pledged in any manner (whether by operation of law or otherwise) other than (i) by will or by the applicable laws of descent and distribution, or (ii) by gift to members of the Optionee's family, including grandparents, parents, spouses, siblings, children, grandchildren and great-grandchildren, or trusts for the benefit of such family members, or to charitable organizations, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge or otherwise dispose of any Option or of any right or privilege conferred by this Plan, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred by this Plan shall be null and void. Notwithstanding the foregoing, an Optionee may, during the Optionee's lifetime, designate a person who may exercise the Option after the Optionee's death by giving written notice of such designation to the Plan Administrator. Such designation may be changed from time to time by the Optionee giving written notice to the Plan Administrator revoking any earlier designation and making a new designation. In the event that no such designation is made, the executor or personal representative of the Optionee's estate shall have any rights then remaining to the Optionee or his estate under this Plan.

                 5.8      Duration of Option.   Vested Options shall terminate,
         to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5.3 above; (ii) the date of an Optionee's termination of employment with the Company or any related corporation for cause (as determined in the sole discretion of the Plan Administrator); (iii) the expiration of ninety (90) days from the date of an Optionee's termination of employment with the Company or any related corporation for any reason whatsoever other than cause, death or Disability (as defined below) unless the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option; or (iv) the expiration of one year from (A) the date of death of the Optionee or
         (B) cessation of an Optionee's employment by reason of Disability (as defined below) unless, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option. If an Optionee's employment is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. For purposes of the Plan, unless otherwise defined in the Agreement, "Disability" shall mean any physical, mental or other health condition which substantially impairs the Optionee's ability to perform his or her assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee's termination of employment.

                 Unless accelerated in accordance with Section 7, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. For purposes of this Plan, transfer of employment between or among the Company and/or any related corporation shall not be deemed to constitute a termination of employment with the Company or any related corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing not withstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

                 5.9      Status of Shareholder.   Neither the Optionee nor any
         party to which the Optionee's rights and privileges under the Option may pass shall be, or shall have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any Option unless and until such Option has been exercised.

                 5.10     Right to Terminate Employment.   Nothing in this Plan
         or in any Option shall confer upon any Optionee any right to continue in the employ of the Company or of a related entity, or to interfere in any way with the right of the Company or of any related corporation to terminate, at will, his or her employment or other relationship with the Company at any time.

                 5.11     Modification and Amendment of Option.   Subject to
         the requirements of Code Section 422 with respect to Incentive Options and to the terms, conditions and limitations of this Plan, the Plan Administrator may modify or amend outstanding Options. The modification or amendment of an outstanding Option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such Option. Except as otherwise provided in this Plan, no outstanding Option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding Incentive Options shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause any Incentive Option to fail to continue to qualify as an "incentive stock option" as defined in Code Section 422(b).

                 5.12     Limitation on Value for Incentive Options.   As to
         all Incentive Options, to the extent that the aggregate fair market value of the Common Stock with respect to which Incentive Options are exercisable for the first time by the Optionee during any calendar year (under this

         Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, those Options (or the portion of an Option) beyond the $100,000 threshold shall be treated as Nonqualified Options. If the Internal Revenue Service publicly rules, issues a private ruling to the Company, any Optionee, or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit, the dollar limitation in the preceding sentence shall be adjusted correspondingly.

         6.      GREATER THAN 10% SHAREHOLDERS.   In the case of Incentive
Options granted to employees who own at the time of their grant ten percent (10%) or more of the then-issued and outstanding voting stock of the Company, the following rules shall apply:

                 6.1      Exercise Price and Term of Incentive Options.   If
         Incentive Options are granted to employees who own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such individual's Incentive Options shall not exceed five (5) years and the Exercise Price shall be not less than one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Option is granted. This provision shall control notwithstanding any contrary terms contained in an Option agreement or any other document.

                 6.2      Attribution Rule.   For purposes of subsection 6.1,
         in determining stock ownership, an employee shall be deemed to own such shares as are owned by those persons or entities defined in Code
         Section 424. For purposes of this Section 6, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the Incentive Option to the employee.

         7.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.   The aggregate
number and class of shares for which Options may be granted under this Plan, the number and class of shares covered by each outstanding Option and the Exercise Price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

                 7.1      Effect of Liquidation, Reorganization or Change in
                   Control.

                          7.1.1 Cash, Stock or Other Property for Stock. Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any Option granted under this Plan shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Option in whole or in part, to the extent the vesting requirements set forth in the Option agreement have been satisfied, unless stated otherwise in the Optionee's individual Option agreement.

                          7.1.2   Conversion of Options on Stock for Stock
                 Exchange.   If the shareholders of the Company receive capital
                 stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all Options granted under this Plan shall be converted into options to purchase shares of Exchange Stock unless the Company and the Corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such Options shall not be converted into options to purchase shares of Exchange Stock, but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the Options in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless accelerated by the Board, the exercise limitations set forth in the Option agreement and the Plan shall continue to apply for the Exchange Stock.

                          7.1.3   Change in Control.   In the event of a
                 "Change in Control", as defined below, of the Company, unless otherwise determined by the Board prior to the occurrence of such Change in Control, any Options or portions of such Options outstanding as of the date such Change in Control is determined to have occurred that are not yet fully vested on such date shall become immediately exercisable in full.

                          7.1.4   Definition of "Change in Control".    For
                 purposes of this Plan, a "Change in Control" shall mean (a) the first approval by the Board or by the stockholders of the Company of an Extraordinary Event, (b) a Purchase, or (c) a Board Change. For purposes of the Plan such terms shall have the following meanings:

                                  7.1.4.1  an "Extraordinary Event" shall mean
                          any of the following actions: (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;
                          (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or, (iii) the adoption of any plan or proposal for liquidation or dissolution of the Company.

                                  7.1.4.2  a "Purchase" shall mean the
                          acquisition by any person (as such term is defined in Section 13(d) of the Exchange Act) of any shares of Common Stock or securities convertible into Common Stock without the prior approval of a majority of the Continuing Directors (as defined below) of the Company, if after making such acquisition such person is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly of Securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities (calculated as provided in paragraph (d) of such Rule 13d-3).

                                  7.1.4.3 a "Board Change" shall have occurred if individuals who constitute the Board of the Company at the time of adoption of this Plan (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date of adoption of this Plan whose nomination for election was approved by a vote of at least a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director.

                 7.2      Fractional Shares.   In the event of any adjustment
         in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

                 7.3      Determination of Board to Be Final.   All Section 7
         adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent of such adjustments, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an Incentive Option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause his or her Incentive Option to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

         8.      SECURITIES REGULATION.   Shares shall not be issued with
respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant to the exercise of such Option shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares under this Plan.
Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares under this Plan or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan shall relieve the Company of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

         As a condition to the exercise of any Option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER. Should any of the Company's capital stock of the same class as the stock subject to Options be listed on a national securities exchange, all stock issued under this Plan if not previously listed on such exchange shall be authorized by that exchange for listing on such exchange prior to the issuance of such stock.

         9.      AMENDMENT AND TERMINATION.   This Plan may be amended from
time to time as follows:

                 9.1      Board Action.   The Board may at any time suspend,
         amend or terminate this Plan; provided, that except as set forth in
         Section 7, the approval of the Company's shareholders is necessary within twelve (12) months before or after the adoption by the Board of any amendment which will:

                          9.1.1 increase the number of shares which are to be reserved for the issuance of Options;

                          9.1.2 permit the granting of stock options to a class of persons other than those presently permitted to receive Options; or,

                          9.1.3 require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

         Any amendment made to this Plan which would constitute a "modification" to Incentive Options outstanding on the date of such amendment, shall not be applicable to such outstanding Incentive Options, but shall have prospective effect only, unless the Optionee agrees otherwise.

                 9.2      AUTOMATIC TERMINATION.   Unless sooner terminated by
         the Board, this Plan shall terminate ten (10) years from the earlier of (i) the date on which this Plan is adopted by the Board or (ii) the date on which this Plan is approved by the shareholders of the Company. No Option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option previously granted under this Plan.

         10.     EFFECTIVENESS OF THIS PLAN.   This Plan shall become effective
upon adoption by the Board so long as it is approved by the Company's shareholders any time within twelve (12) months before or after the adoption of this Plan.

                              MACKIE DESIGNS INC.

                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN

           AMENDMENT ADOPTED BY THE BOARD OF DIRECTORS MARCH 11, 1997


         Section 5.7 is replaced in its entirety by the following:

         5.7     Non-assignability of Option.   Options and the rights and
privileges conferred by this Plan shall not be transferred, assigned or pledged in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, except that the Plan Administrator may also in its discretion allow transferability of Nonqualified Options only by gift to members of the Optionee's family, including grandparents, parents, spouses, siblings, children, grandchildren and great-grandchildren, or trusts or partnerships for the benefit of such family members, or to charitable organizations. Options and the rights and privileges conferred by this Plan shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge or otherwise dispose of any Option or of any right or privilege conferred by this Plan, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred by this Plan shall be null and void. Notwithstanding the foregoing, an Optionee may, during the Optionee's lifetime, designate a person who may exercise the Option after the Optionee's death by giving written notice of such designation to the Plan Administrator. Such designation may be changed from time to time by the Optionee giving written notice to the Plan Administrator revoking any earlier designation and making a new designation.
In the event that no such designation is made, the executor or personal representative of the Optionee's estate shall have any rights then remaining to the Optionee or his estate under this Plan.